EXXON MOBIL CORPORATION					EXHIBIT 99.2

1Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings, $M		1Q15	4Q14	3Q14	2Q14	1Q14
Upstream
United States		(52)	1,503	1,257	1,193	1,244
Non-U.S.		2,907	3,965	5,159	6,688	6,539
Total		2,855	5,468	6,416	7,881	7,783
Downstream
United States		567	(1)	460	536	623
Non-U.S.		1,100	498	564	175	190
Total		1,667	497	1,024	711	813
Chemical
United States		605	832	765	528	679
Non-U.S.		377	395	435	313	368
Total		982	1,227	1,200	841	1,047

Corporate and financing		(564)	(622)	(570)	(653)	(543)
Net income attributable to ExxonMobil (U.S. GAAP)		4,940	6,570	8,070	8,780	9,100

Earnings per common share (U.S. GAAP)		1.17	1.56	1.89	2.05	2.10
Earnings per common share
- assuming dilution (U.S. GAAP)		1.17	1.56	1.89	2.05	2.10

Capital and Exploration Expenditures, $M
Upstream
United States		2,120	2,350	2,261	2,698	2,092
Non-U.S.		4,297	6,295	6,163	5,696	5,172
Total		6,417	8,645	8,424	8,394	7,264
Downstream
United States		295	422	364	296	228
Non-U.S.		326	610	416	386	312
Total		621	1,032	780	682	540
Chemical
United States		430	449	342	502	397
Non-U.S.		224	322	284	212	233
Total		654	771	626	714	630
Other		12	16	7	10	2

Total Capital and Exploration Expenditures		7,704	10,464	9,837	9,800	8,436

Exploration Expense Charged to Income, $M
Consolidated	- United States	37	52	39	104	35
	- Non-U.S.	274	484	279	389	280
Non-consolidated - ExxonMobil share	- United States	3	7	3	50	1
	- Non-U.S.	8	49	107	63	22
Exploration Expenses Charged to Income Included Above		322	592	428	606	338

Effective Income Tax Rate, %		33%	32%	43%	41%	45%

Common Shares Outstanding, millions
At quarter end		4,181	4,201	4,235	4,265	4,294
Average - assuming dilution		4,211	4,235	4,267	4,297	4,328

Total Cash and Cash Equivalents, $G1		5.2	4.7	5.0	6.3	5.8

Total Debt, $G		32.8	29.1	21.8	21.8	21.4

Cash Flow from Operations and Asset Sales, $G
Net cash provided by operating activities		8.0	7.5	12.4	10.2	15.1
Proceeds associated with asset sales		0.5	0.2	0.1	2.6	1.1
Cash flow from operations and asset sales		8.5	7.7	12.5	12.8	16.2

[1] Includes restricted cash of $0.1G in 1Q15, $0.1G in 4Q14, $0.1G in 3Q14, $0.2G in 2Q14, and $0.2G in 1Q14.

EXXON MOBIL CORPORATION

1Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	1Q15	4Q14	3Q14	2Q14	1Q14
liquids, bitumen and synthetic oil, kbd
United States	472	473	442	458	442
Canada / South America	368	312	295	282	315
Europe	200	190	174	178	195
Africa	519	519	483	473	480
Asia	678	631	601	597	666
Australia / Oceania	40	57	70	60	50
Total liquids production	2,277	2,182	2,065	2,048	2,148

Natural gas production available for sale, mcfd
United States	3,220	3,371	3,411	3,421	3,412
Canada / South America	310	320	272	316	336
Europe	3,447	3,191	2,192	2,426	3,465
Africa	2	2	1	6	7
Asia	4,282	3,786	4,027	4,070	4,519
Australia / Oceania	567	564	692	511	277
Total natural gas production available for sale	11,828	11,234	10,595	10,750	12,016

Total worldwide liquids and gas production, koebd	4,248	4,054	3,831	3,840	4,151

Refinery throughput, kbd
United States	1,807	1,876	1,835	1,711	1,811
Canada	393	373	409	418	378
Europe	1,473	1,438	1,499	1,445	1,432
Asia Pacific	681	470	655	686	702
Other Non-U.S.	192	192	193	194	186
Total refinery throughput	4,546	4,349	4,591	4,454	4,509

Petroleum product sales, kbd
United States	2,612	2,666	2,697	2,651	2,605
Canada	492	489	514	494	488
Europe	1,536	1,597	1,585	1,525	1,513
Asia Pacific	748	644	746	733	762
Other Non-U.S.	426	449	457	438	449
Total petroleum product sales	5,814	5,845	5,999	5,841	5,817

Gasolines, naphthas	2,363	2,486	2,482	2,436	2,401
Heating oils, kerosene, diesel	1,994	1,926	1,968	1,887	1,865
Aviation fuels	410	405	445	412	428
Heavy fuels	395	371	389	379	429
Specialty products	652	657	715	727	694
Total petroleum product sales	5,814	5,845	5,999	5,841	5,817

Chemical prime product sales, kt
United States	2,321	2,409	2,376	2,351	2,392
Non-U.S.	3,748	3,310	3,873	3,788	3,736
Total chemical prime product sales	6,069	5,719	6,249	6,139	6,128

EXXON MOBIL CORPORATION

1Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	1Q15 vs. 1Q14	1Q15 vs. 4Q14
Upstream
Prior Period	7,783	5,468
Realization	-5,520	-2,370
Volume / Mix	340	260
Other	250	-500
Current Period	2,855	2,855
Downstream
Prior Period	813	497
Margin	1,040	900
Volume / Mix	70	-70
Other	-260	340
Current Period	1,667	1,667
Chemical
Prior Period	1,047	1,227
Margin	240	-210
Volume / Mix	30	50
Other	-340	-90
Current Period	982	982

Upstream Volume Factor Analysis, koebd
Prior Period	4,151	4,054
Entitlements - Net Interest	-35	-7
Entitlements - Price / Spend / Other	176	99
Quotas	-	-
Divestments	-38	-3
Growth / Other	-6	105
Current Period	4,248	4,248

Sources and Uses of Funds, $G	1Q15
Beginning Cash	4.7
Earnings	4.9
Depreciation	4.3
Working Capital / Other	-1.2
Proceeds Associated with Asset Sales	0.5
PP&E Adds / Investments and Advances	-6.8
Shareholder Distributions	-3.9
Debt / Other Financing	2.7
Ending Cash	5.2

Notes:
The 1Q15 beginning and ending balances include restricted cash of $0.1G and $0.1G, respectively.
PP&E Adds / Investments and Advances includes PP&E adds of ($6.8G) and net advances of $0.0G.

EXXON MOBIL CORPORATION

1Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Average Realization Data	1Q15	4Q14	3Q14	2Q14	1Q14
United States
ExxonMobil
Crude ($/b)	42.20	63.30	89.60	98.55	93.18
Natural Gas ($/kcf)	2.53	3.72	3.93	4.46	4.78

Benchmarks
WTI ($/b)	48.56	73.41	97.48	103.05	98.75
ANS-WC ($/b)	51.95	74.49	101.38	108.05	105.74
Henry Hub ($/mbtu)	2.99	4.04	4.07	4.68	4.95

Non-U.S.
ExxonMobil
Crude ($/b)	47.30	69.49	96.76	103.72	101.54
Natural Gas ($/kcf)	7.53	9.09	8.47	9.00	10.59
European NG ($/kcf)	7.43	8.61	7.64	8.71	10.36

Benchmarks
Brent ($/b)	53.97	76.27	101.85	109.63	108.22

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the first quarter of 2015.  Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.  ExxonMobil management assumes no duty to update these estimates.